Your Vote Counts! LIVE OAK BANCSHARES, INC. 1741 TIBURON DRIVE WILMINGTON, NC 28403 LIVE OAK BANCSHARES, INC. 2024 Annual Meeting Vote by May 20, 2024 11:59 PM ET You invested in LIVE OAK BANCSHARES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 21, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* May 21, 2024 9:00 AM Eastern Time Live Oak Bancshares, Inc. Corporate Office 1741 Tiburon Drive Wilmington, North Carolina *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V40597-P06740

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V40598-P06740 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com 1. Election of Directors For Nominees: 01) Tonya W. Bradford 02) William H. Cameron 03) Diane B. Glossman 04) Glen F. Hoffsis 05) David G. Lucht 06) James S. Mahan III 07) Miltom E. Petty 08) Neil L. Underwood 09) Yousef A. Valine 10) William L. Williams III 2. Approval of Amendment of 2014 Employee Stock Purchase Plan. To approve an amendment of the Company’s Second Amended and Restated 2014 Employee Stock Purchase Plan to increase the number of shares of voting common stock issuable under such plan. For 3. Say-on-Pay Vote. Non-binding, advisory proposal to approve compensation paid to our named executive officers. For 4. Ratification of Independent Auditors. Proposal to ratify FORVIS, LLP as the Company’s independent auditors for 2024. For